UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2023

WEWORK INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39419	85-1144904
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12 East 49th Street, 3rd Floor New York, NY	10017
(Address of principal executive offices)	(Zip Code)

(646) 389-3922
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share (1)	WE (1)	The New York Stock Exchange (1)
Warrants, each whole warrant exercisable for one share of Class A common stock (2)	WE WS (2)	(2)
Class A Common Stock Purchase Rights	-	The New York Stock Exchange

(1) On November 22, 2023, the New York Stock Exchange (the “NYSE”) filed a Form 25 to delist the Company’s Class A common stock and remove such securities from registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The delisting became effective 10 days after the filing of the Form 25. The deregistration of the Company’s Class A common stock under Section 12(b) of the Exchange Act will be effective 90 days after the Form 25 filing, or such shorter period as the SEC may determine. Upon deregistration of the Company’s Class A common stock under Section 12(b) of the Exchange Act, the Company’s Class A common stock will remain registered under Section 12(g) of the Exchange Act. The Company’s Class A common stock began trading on the OTC Pink Marketplace on November 8, 2023 under the symbol “WEWKQ.”

(2) On August 22, 2023, the New York Stock Exchange filed a Form 25 to delist the Company’s warrants and remove such securities from registration under Section 12(b) of the Exchange Act. Effective August 23, 2023, the registrant’s warrants are trading on the OTC Pink Marketplace under the symbol “WEWOW.”

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, on November 6, 2023, WeWork Inc. (the “Company”) and certain of its direct and indirect subsidiaries (together with the Company, the “Debtors”) filed voluntary petitions (the “Chapter 11 Cases”) for relief under chapter 11 of title 11 of the United States Code in the United States Bankruptcy Court for the District of New Jersey (the “Bankruptcy Court”). The Chapter 11 Cases are jointly administered under the caption “In re WeWork Inc., et al.”

Debtor‑in‑Possession Credit Agreement

On December 19, 2023, following approval by the Bankruptcy Court (the “DIP Order”), WeWork Companies U.S. LLC (the “Borrower”) and certain other Debtors entered into a senior secured first priority debtor‑in‑possession “last out” term loan C facility in an aggregate principal amount of $671.2 million (the “Term Loans” and such facility, the “Junior TLC Facility”) and a senior secured first priority cash collateralized debtor‑in‑possession “first out” letter of credit facility in an aggregate principal amount, plus any unreimbursed drawings thereunder, not to exceed, in the case of Goldman Sachs International Bank (“Goldman Sachs”), $370.0 million and, in the case of JPMorgan Chase Bank, N.A. (“JPMorgan”), $280.0 million at any time outstanding (the “Senior LC Facility” and, together with the Junior TLC Facility, the “DIP Facilities”), pursuant to a senior secured debtor‑in‑possession credit agreement (the “DIP Credit Agreement”), by and among the Borrower, Goldman Sachs and JPMorgan, each as an Issuing Bank, Softbank Vision Fund II‑2 L.P. (“SVF II”), as the Junior TLC Facility Lender, Goldman Sachs, as Senior LC Facility Administrative Agent and Shared Collateral Agent, JPMorgan, as an additional collateral agent, and SVF II as the Junior TLC Facility Administrative Agent. Capitalized terms used but not otherwise defined in this Item 1.01 of this Current Report on Form 8‑K (this “Report”) shall have the meanings given to them in the DIP Credit Agreement attached as an exhibit to this Report and incorporated herein by reference.

The Letters of Credit under the Senior LC Facility will be used for purposes permitted by orders of the Bankruptcy Court and the DIP Credit Agreement, including for working capital needs and general corporate purposes, and the Term Loans will be used to cash fund LC Cash Collateral to support the Senior LC Facility.

The maturity date of the Junior TLC Facility (the “Junior TLC Facility Maturity Date”) is the earliest of (i) the Senior LC Facility Date of Full Satisfaction, (ii) July 17, 2024 (or such later date as the Junior TLC Facility Lender may agree in its sole discretion), (iii) the date on which the Term Loans have been voluntarily prepaid by the Borrower pursuant to, and in accordance with, the DIP Credit Agreement and (iv) the date on which all Junior TLC Facility Credit Document Obligations have been accelerated pursuant to, and in accordance with, the DIP Credit Agreement.

The maturity date of the Senior LC Facility is the earliest of (i) July 16, 2024, unless earlier terminated or extended for a one-month period, subject to certain conditions set forth in the DIP Credit Agreement, (ii) the effective date of a Plan of Reorganization or liquidation in the Chapter 11 Cases, (iii) the consummation of a sale of all or substantially all of the assets of the WeWork Group Members pursuant to section 363 of the Bankruptcy Code or otherwise, (iv) the date of termination of any Issuing Bank’s Issuing Commitments and the acceleration of any obligations under the Senior LC Facilities Secured Parties in accordance with the terms hereunder, (v) dismissal of the Chapter 11 Cases or conversion of any of the Chapter 11 Cases into a case under chapter 7 of the Bankruptcy Code and (vi) the occurrence of the Junior TLC Facility Maturity Date.

Interest shall not be payable on any drawing paid under any Letter of Credit or any other Senior LC Facility Credit Agreement Obligations that is reimbursed with LC Cash Collateral. If a drawing is not repaid with LC Cash Collateral as a result of insufficient LC Cash Collateral or otherwise reimbursed within one business day of the Borrower’s receipt of notice, then interest will accrue on the reimbursement obligation at the ABR. The Junior TLC Facility will accrue a running fee on the outstanding principal amount thereof in accordance with the RSA, and both the Junior TLC Facility Credit Document Obligations and the Senior LC Facility Credit Agreement Obligations under the DIP Credit Agreement will be subject to an additional 2.00% of interest per annum during the period in which any principal of, or interest on, any loan or reimbursement obligation or any fee or other amount payable by the Borrower in respect of such Junior TLC Facility Credit Document Obligations or Senior LC Facility Credit Agreement Obligations, as applicable, is not paid when due.

The DIP Credit Agreement includes customary conditions precedent, representations and warranties, affirmative and negative covenants, and events of default for financings of this type and size. The Borrower’s obligations under the DIP Credit Agreement are guaranteed by certain other Debtors that are material domestic subsidiaries of the Borrower and are secured by a security interest in, and lien on, substantially all property (subject to certain exceptions) of the Borrower and such subsidiary guarantors, including the LC Cash Collateral. The DIP Credit Agreement also contains customary covenants that limit the ability of the Borrower and its subsidiaries to, among other things, incur additional subordinated or junior indebtedness, permit liens to exist on their assets and sell assets. These covenants are subject to exceptions and qualifications as set forth in the DIP Credit Agreement.

The foregoing description of the DIP Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the DIP Credit Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Report is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are provided as part of this Report:

Exhibit No.	Description
10.1
Senior Secured Debtor-in-Possession Credit Agreement, dated as of December 19, 2023, by and among WeWork Companies U.S. LLC, as Borrower, Goldman Sachs International Bank, as Senior LC Facility Administrative Agent and Shared Collateral Agent, SoftBank Vision Fund II-2 L.P., as Junior TLC Facility Administrative Agent and the other lender parties thereto.

104	Cover Page Interactive Data File (embedded within the Inline EBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 26, 2023	WEWORK INC.

	By:	/s/ Pamela Swidler
	Name:	Pamela Swidler
	Title:	Chief Legal Officer

[Signature Page to 8-K re DIP Facility]